UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2023
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	VRA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2023, certain subsidiaries of Vera Bradley, Inc. (the “Company”), JP Morgan Chase Bank, N.A., as the administrative agent, and lenders from time to time party thereto, entered into a Third Amendment (the “Third Amendment”) to the asset based revolving Credit Agreement (as amended, the “Credit Agreement”) dated September 7, 2018.

The Third Amendment amended the Credit Agreement to, among other things: extend the maturity date to May 2028; add Creative Genius, LLC as a borrower; increase an option for the borrowers to arrange with lenders to increase the aggregate principal amount by up to $50.0 million; update the commitment fee rate to 0.20% or 0.30% depending on the average quarterly utilization; update the interest rate per annum for the CB Floating Rate to the greater of the prime rate or 2.5% and remove references to the London Interbank Offered Rate (“LIBOR”) (in the case of a CBFR borrowings including swingline loans); remove references to eurodollar borrowings and replace with term benchmark borrowings where the interest rate per annum is the adjusted term Secured Overnight Financing Rate (“SOFR”), as defined in the Third Amendment to the Credit Agreement; and add RFR borrowings where the interest rate per annum is the adjusted daily simple SOFR, as defined in the Third Amendment to the Credit Agreement.

The Third Amendment also modified the periods that the fixed charge coverage ratio is not permitted to be less than 1.00 to 1.00. The borrowers are required to maintain the fixed charge coverage ratio for periods when borrowing availability is less than the greater of (A) approximately $9.4 million, and (B) 12.5% of the lesser of (i) the aggregate revolving commitment, and (ii) the borrowing base. The fixed charge coverage ratio, availability, aggregate revolving commitment, and the borrowing base are further defined in the Credit Agreement.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated by referenced into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Third Amendment to Credit Agreement dated as of August 3, 2023 among Vera Bradley Designs, Inc., the other borrowers party thereto, JPMorgan Chase Bank, N.A., and the lenders party thereto
10.2	Joinder Agreement dated August 3, 2023 between Creative Genius, LLC and JPMorgan Chase Bank, N.A.
10.3
Supplement to Pledge and Security Agreement dated as of September 7, 2018 by and among Vera Bradley Designs, Inc., Vera Bradley, Inc., Vera Bradley International, LLC, Vera Bradley Sales, LLC, Vera Bradley Holdings, LLC, and JP Morgan Chase Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: August 8, 2023	/s/ Mark C. Dely
Mark C. Dely Chief Administrative Officer